FIRST AMENDMENT
TO
MEMBERSHIP INTERESTS AND PARTNERSHIP INTERESTS
PURCHASE AGREEMENT
This FIRST AMENDMENT TO MEMBERSHIP INTERESTS AND PARTNERSHIP INTERESTS PURCHASE AGREEMENT (this “Amendment”) is made and effective as of this 3rd day of March, 2014, by and between ALAMO GROUP (USA) INC., a Delaware corporation (“Purchaser”), SPECIALIZED INDUSTRIES LP, a Delaware limited partnership (“Seller”) and ALAMO GROUP INC., a Delaware corporation (“Parent”).
RECITALS
A.    Purchaser, Seller and, for purposes of Section 11.17 thereof, Parent are parties to that certain Membership Interests and Partnership Interests Purchase Agreement, dated as of February 24, 2014 (the “Purchase Agreement”), pursuant to which Purchaser has agreed to purchase from Seller (i) all the Capital Stock of Howard P. Fairfield, LLC, a Delaware limited liability company, Fond du Lac Investments, LLC, a Wisconsin limited liability company, Super Products LLC, a Delaware limited liability company, and Wausau-Everest GP, LLC, a Delaware limited liability company, and (ii) all of the limited partnership interests of Wausau-Everest L.P., a Delaware limited partnership. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.
B.    Pursuant to Section 8.1(a) of the Purchase Agreement, Purchaser was provided the right to terminate the Agreement prior to Closing at any time prior to the Review Period Expiration Time if Purchaser was not satisfied, in its sole discretion, with the results of its due diligence review of the Transferred Entities (the “Purchaser Review Period Termination Right”).
C.    Purchaser acknowledges and agrees that it has completed, and is satisfied with the results of, its due diligence review of the Transferred Entities as of the date of this Amendment.
D.    Effective as of the date of this Amendment, Purchaser and Seller desire to amend the Purchase Agreement to reflect the removal of the Purchaser Review Period Termination Right therefrom.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises of the parties contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

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1.Termination. Purchaser and Seller acknowledge and agree that the Purchaser Review Period Termination Right is hereby terminated and shall be of no further force or effect.
2.    Table of Defined Terms. All references to the defined term “Review Period Expiration Time” are hereby removed in their entirety from the Table of Defined Terms set forth on pages “vi” through “viii” of the Purchase Agreement.
3.    Section 8.1(a). Effective as of the date of this Amendment, Section 8.1(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows: “intentionally omitted;”.
4.    Effect of Amendment. This Amendment shall be deemed incorporated into and made a part of the Purchase Agreement. The provisions of this Amendment shall constitute an amendment to the Purchase Agreement, and to the extent that any term or provision of this Amendment may be deemed expressly inconsistent with any term or provision in the Purchase Agreement, this Amendment shall govern and control. Except as expressly stated herein, all of the terms, conditions and provisions of the Purchase Agreement are hereby ratified and confirmed in all respects, and the Purchase Agreement is and shall be unchanged and remains in full force and effect.
5.    Severability. If any provisions of this Amendment are construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.
6.    Section Headings. The section headings in this Amendment are used solely for convenience of reference, do not constitute a part of this Amendment and shall not affect its interpretation.
7.    Governing Law. This Amendment is a contract made under, and shall be construed in accordance with and governed by, the internal laws of the State of Delaware (without regard to any conflicts of law principles).
8.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original thereof, and it shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart thereof. Signature by PDF and facsimile shall also bind the parties hereto.
[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this First Amendment to Membership Interests and Partnership Interests Purchase Agreement as of the day and year first above written.

PURCHASER:
ALAMO GROUP (USA) INC.

By:     _______________________________
Name:
Title

SELLER:
SPECIALIZED INDUSTRIES LP

By:    Specialized GP, LLC,
its general partner

By:     _______________________________
Name:
Title:

Acknowledged for the limited purpose of Section 11.17 of the Purchase Agreement:
PARENT:
ALAMO GROUP, INC.
By:    _______________________________
Name:
Title:

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